BANGLA PROPERTY MANAGEMENT, INC.
                          (A Development Stage Company)


EXHIBIT 3.1 - ARTICLES OF INCORPORATION
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                                                               [stamp
                                                        FILED Customer Copy
                                                         Donetta Davidson
                                                    Colorado Secretary of State]
                                                           20011120031 C
                                                              $100.00
                                                         SECRETARY OF STATE
                                                       06-15-2001  11:04:17

The undersigned, acting as the incorporator of a corporation for profit pursuant to 7-102-102, Colorado Revised Statutes (C.R.S.), delivers there Articles of Incorporation to the Colorado Secretary of State for filing, and states as follows:

1.   The entity name of the corporation is: BANGLA PROPERTY MANAGEMENT, INC.
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2.   The total number of shares that the corporation is authorized to issue is
     100,000,000 shares of common stock.
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3.   The street address of the corporation's initial registered office and the name of its initial registered agent at that office are:

1560 Broadway, Denver, CO 80202 ;   Name Corporation Service Company
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4.   The address of the corporation's initial principal office is:

1473 Richardson Avenue, Los Altos, CA 94024
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5.   The name of the incorporator is:

          Name    Christy Davis
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          Address  2711 Centerville Road, Suite 400, Wilmington, DE 19808
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6.   The undersigned consents to appointment as the corporation's initial registered agent:

          Registered Agent Corporation Service Company
                           ---------------------------
          /s/ Lamont W. Jones             Signer's Name-printed Lamont W. Jones
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7.   The address to which the Secretary of State may send a copy of this document upon completion of filing (or to which the Secretary of State may
return this document if filing is refused) is:   1 Civic Plaza, 1560 Broadway,
                                              ----------------------------------
Suite 2090, Denver, CO 80202
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Incorporator
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          /s/ Christy Davis               Signer's Name-printed  Christy Davis
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OPTIONAL The electronic mail and/or Internet address for this entity is/are:
e-mail                                              Website
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The Colorado Secretary of State may contact the following authorized person
regarding this document:   name Shawn Erickson    address
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Voice   408-640-8918        fax                     e-mail
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